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Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

                        , 2007

FERRIS, BAKER WATTS, INCORPORATED
JMP SECURITIES LLC
OPPENHEIMER & CO.
J.J.B. HILLIARD, W.L. LYONS, INC.
SMH CAPITAL INC.
c/o Ferris, Baker Watts, Incorporated,
As Representative of the Several Underwriters
100 Light Street
Baltimore, MD 21202

Ladies and Gentlemen:

        Atlas Industries Holdings LLC, a Delaware limited liability company (the "Company"), and Atlas Industries Management LLC, a Delaware limited liability company (the "Manager"), confirm their agreement with Ferris, Baker Watts, Incorporated and the several Underwriters named on Schedule I hereto (the "Underwriters"), for whom Ferris, Baker Watts, Incorporated is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of the Company (the "Common Shares"), set forth on Schedule I. In addition to the aforesaid issue, sale and purchase of 13,333,333 Common Shares (the "Firm Securities"), the Company has granted to the Underwriters an option to purchase up to an additional 2,000,000 Common Shares (the "Optional Securities", and together with the Firm Securities, the "Offered Securities").

        The Company understands that the Underwriters propose to make a public offering of the Offered Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

        The Company separately has entered into a purchase agreement with Atlas Titan Management Investments LLC ("AT Management"), dated as of May 1, 2007, pursuant to which AT Management has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (collectively, the "Securities Act"), a number of Common Shares having an aggregate purchase price at the time of purchase of $14,681,850, at a purchase price per share equal to the initial public offering price.

        The Company separately has entered into a purchase agreement with Atlas Titan Investments LLC ("AT Investments"), dated as of May 1, 2007, pursuant to which AT Investments has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act, a number of Common Shares having an aggregate purchase price at the time of purchase of $15,048,495, at a purchase price per share equal to the initial public offering price.

        The Company separately has entered into a purchase agreement with Allstate Life Insurance Company ("Allstate"), dated as of May 1, 2007, pursuant to which Allstate has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act, a number of Common Shares having an aggregate purchase price at the time of purchase of $69,000, at a purchase price per share equal to the initial public offering price.

        The Company separately has entered into a purchase agreement with Hancock Mezzanine Partners III, L.P. ("Hancock Mezzanine Partners"), dated as of May 1, 2007, pursuant to which Hancock Mezzanine Partners has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act, a number of Common Shares having an aggregate purchase price at the time of purchase of $275,790, at a purchase price per share equal to the initial public offering price.

        The Company separately has entered into a purchase agreement with John Hancock Life Insurance Company ("John Hancock Life Insurance"), dated as of May 1, 2007, pursuant to which John Hancock Life Insurance has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act, a number of Common Shares having an aggregate purchase price at the time of purchase of $4,630,410, at a purchase price per share equal to the initial public offering price.

        The Company separately has entered into a purchase agreement with John Hancock Variable Life Insurance Company ("John Hancock Variable Life Insurance"), dated as of May 1, 2007, pursuant to which John Hancock Variable Life Insurance has agreed to acquire from the Company, in a private placement transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act, a number of Common Shares having an aggregate purchase price at the time of purchase of $294,540, at a purchase price per share equal to the initial public offering price.

        The Company and the Underwriters agree that up to 1,333,333 Common Shares of the Firm Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to the directors and executive officers of the Company, the individuals that will be employees of the Manager and certain other persons selected by the Company (collectively, the "Invitees") through a directed share program (the "Directed Share Program"), as part of the distribution of the Offered Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority ("FINRA") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        The Company will enter into a management services agreement on the Closing Date (as defined hereinafter) (the "Management Services Agreement") with the Manager.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a)   A registration statement (File No. 333-142625), including a prospectus, relating to the Offered Securities has been filed with and declared effective on the date hereof by the Commission under the Securities Act. Copies of such registration statement, including any amendments thereto, the prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Underwriters. Such registration statement as amended, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A under the Securities Act and contained in the Prospectus referred to below (such omitted information is referred to herein as the "Pricing Information"), is referred to herein as the "Registration Statement." No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

        As used in this Agreement:

          "Applicable Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" means the preliminary prospectus, dated October 10, 2007, relating to the Offered Securities included in the Registration Statement.

          "Prospectus" means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act. Any reference herein to the Prospectus, also shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A under the Securities Act, and prior to the termination of the offering of the Offered Securities by the Underwriters.

          All references in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and the Commission's Regulation S-T. The Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by the Commission's Regulation S-T), was substantively identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities.

          (b)   The Company meets the requirements for use of Form S-1 in connection with the offer and sale of the Offered Securities contemplated hereby. The Preliminary Prospectus, when considered together with the Pricing Information, will not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Preliminary Prospectus, as of its date, complied in all material respects with the requirements of the Securities Act; the Registration Statement complied when it became effective in all material respects with the requirements of the Securities Act; the Prospectus will comply, as of its date, in all material respects with the requirements of the Securities Act; the Registration Statement did not, when it became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, in each case, the Company makes no warranty or representation with respect to any statement contained in or omitted from the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the

  Representative to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, which consists solely of the information specified in Section 7(b) below. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Preliminary Prospectus and the Prospectus. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

          (c)   The Company has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), net worth, earnings, cash flows or the business or operations of the Company the Subsidiaries (as defined below) and the Initial Businesses (as defined below), taken as a whole (a "Material Adverse Effect").

          (d)   As of the date of this Agreement, the Company has the following four Subsidiaries: Atlas Metal Acquisition Corp., Atlas Forest Acquisition Corp., Atlas CanAmPac Acquisition Corp. and Atlas Pangborn Acquisition Corp. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and all licenses, permits and consents ("Permits") that are material and necessary to own its property and to conduct its business, in each case, as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect. Upon the consummation of the transactions described in the Preliminary Prospectus and Prospectus, which shall occur on the Closing Date, the Company will own through its four subsidiaries, all of the equity interests of the entities enumerated on Schedule II hereto (such entities being referred to herein as the "Initial Businesses"). Each of the Initial Businesses has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority and all Permits that are material and necessary to own its property and to conduct its business, in each case, as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect.

          (e)   As of the date of this Agreement, the Manager owned all of the issued and outstanding Allocation Shares (as defined in the Third Amended and Restated Operating Agreement of the Company (the "Operating Agreement")) of the Company and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein.

          (f)    Upon delivery of the Common Shares issued by the Company to be sold under this Agreement, the Common Shares will be validly issued, fully paid and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Common Shares shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a member may be obligated to make contributions to the Company and to repay any funds wrongfully distributed to it. Except as described in the Preliminary Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or other securities of the Company.

          (g)   The Operating Agreement of the Company has been duly authorized, executed and delivered by the member of the Company and is the valid and binding obligation of the member of the Company. The Common Shares and the Operating Agreement conform in all material respects to the descriptions thereof set forth under the heading "Description of Shares" in the Preliminary Prospectus and the Prospectus.

          (h)   This Agreement has been duly authorized, executed and delivered by the Company.

          (i)    Except as set forth in the Preliminary Prospectus and the Prospectus, the Company, the Subsidiaries and the Initial Businesses are not and will not, as of the Closing Date and any Additional Closing Date (as defined hereinafter), be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, servicing agreement, contract, document or instrument ("Contract") or any Permit from declaring and paying any dividends or distribution on the Offered Securities, in the case of the Company, or equity interests, in the case of the Subsidiaries and the Initial Businesses in accordance with their respective organizational documents as set forth in the Preliminary Prospectus and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Subsidiaries to the Company.

          (j)    There are no Contracts, arrangements or understandings between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder's fee or similar payment with respect to the offer and sale of the Offered Securities.

          (k)   Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no Contracts between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

          (l)    No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (collectively, a "Governmental Authority") is required in connection with the issue and sale of the Offered Securities by the Company hereunder, except such as have been obtained and made under the Securities Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the FINRA.

          (m)  There are no Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required.

          (n)   Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company's, the Subsidiaries' and the Initial Businesses' labor relations are generally good, and there are no material labor disturbances at any of them, and, to the Company's knowledge, there are no organizing efforts underway with respect to entering a collective bargaining agreement.

          (o)   The issue and sale of the Common Shares hereunder have not and will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority ("Laws") applicable to the Company, or (B) conflict with, or result in a breach or violation of, or a default under or result in the creation or imposition of a lien (statutory or otherwise), security interest, claim, pledge or other encumbrance of any nature whatsoever (each a "Lien") pursuant to, any material Contract to which the Company is a party or by which the Company is bound or pursuant to which any of the properties of the Company are subject.

          (p)   Except as disclosed in the Preliminary Prospectus and the Prospectus, (i) each of the Company, the Subsidiaries and the Initial Businesses have good and marketable title to all property and assets owned by them that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and (ii) each of the Company, the Subsidiaries and the Initial Businesses hold any leased real or personal property under valid and enforceable leases that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such good and marketable title or hold such valid and enforceable leases would not have a Material Adverse Effect.

          (q)   Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Offered Securities to be sold hereunder, free and clear of any Lien; and upon delivery of such Offered Securities to the Underwriters and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any Lien, the Underwriters will receive good and valid title to the Offered Securities purchased by it from the Company, free and clear of any Lien.

          (r)   [Reserved]

          (s)   Each of the Company, the Subsidiaries and the Initial Businesses own, license or possess adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, trade secrets and other intellectual property (collectively, "Intellectual Property Rights") that they purport to own and that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and none of the Company, the Subsidiaries or the Initial Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such Intellectual Property Rights or where such claim of infringement of or such conflict with asserted rights of others would not have a Material Adverse Effect.

          (t)    Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company, the Subsidiaries and the Initial Businesses (i) are in compliance with all Laws and Permits relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received all Permits required of them under applicable Environmental Laws to conduct their respective businesses, except where such noncompliance or such failure to receive required Permits would not have a Material Adverse Effect; and (iii) to the best of the Company's knowledge, there are no events or circumstances that would be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Subsidiary or Initial Business or any of their respective subsidiaries relating to any Environmental Laws.

          (u)   Each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by or on behalf of the Initial Businesses has been qualified and maintained in compliance in all material respects with its terms and the requirements of any applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), no "prohibited transaction" and no "reportable event" has occurred with respect to such employee benefit plan, and no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred with respect to such employee benefit plan, except, in each case, for such plans, transactions, events, conditions, actions, omissions or deficiencies as would not have a Material Adverse Effect.

          (v)   The Company is not, and will not, upon the application of the net proceeds as described in the Preliminary Prospectus and the Prospectus, be an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the Commission's rules and regulations thereunder (the "ICA").

          (w)  There are no actions, claims, investigations, inquiries or arbitrations or proceedings ("Proceedings") pending before or by any Governmental Authority, or, to the knowledge of the Company, threatened against the Company, the Subsidiaries or the Initial Businesses to which the Company, the Subsidiaries or the Initial Businesses or any of their properties are subject, that are required to be described in the Preliminary Prospectus and the Prospectus, but that are not described as required therein. Except as described in the Preliminary Prospectus and the Prospectus, there is no Proceeding by or before any Governmental Authority pending or, to the knowledge of the Company, threatened, against or involving the Company, the Subsidiaries or the Initial Businesses or any of their properties, which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or the ability of the Company to perform its obligations hereunder, except such Proceedings as would not have a Material Adverse Effect.

          (x)   Each of the Purchase Agreements to acquire the Initial Businesses and the Management Services Agreement (as described in the Preliminary Prospectus and the Prospectus) has been duly authorized, and when executed and delivered by the Company, the Subsidiaries and the Initial Businesses, as applicable, on the Closing Date will constitute valid and binding agreements of each of them, and assuming due authorization and execution of by the other parties thereto (other than the Company) will be enforceable against the Company.

          (y)   To the knowledge of the Company, each of Ernst & Young LLP and the other accountants who have certified the financial statements (including the related notes thereto and supporting schedules) of the Company and its Initial Businesses included in the Preliminary Prospectus and the Prospectus, is an independent registered public accountant as required by the Securities Act and the Public Company Accounting Oversight Board. For purposes of this Agreement, "knowledge" means those facts that are known or should reasonably have been known by the chairman, president, managing director, principal, chief operating officer, chief financial officer, chief accounting officer, treasurer, general counsel, any assistant or deputy general counsel, or any person holding position of similar responsibility with the Company.

          (z)   The financial statements, together with related schedules, exhibits and notes, included in the Preliminary Prospectus and the Prospectus, present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company and the Initial Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The selected and summary financial data set forth in the Preliminary Prospectus and the Prospectus is accurately presented in all material respects and presents fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the related financial statements included in the Preliminary Prospectus and the Prospectus. No other financial statements, exhibits or schedules are required to be included in the Preliminary Prospectus and the Prospectus. The pro forma financial statements and the related notes thereto included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (aa) Except as disclosed in the Preliminary Prospectus and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Preliminary Prospectus and the Prospectus, there has not occurred any material adverse change in the business, management, financial condition, results of operations, cash flows or net worth of the Company, the Subsidiaries and the Initial Businesses, taken as a whole.

          (bb) Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

          (cc) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Prospectus and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. All forward looking statements in the Preliminary Prospectus and the Prospectus have been made in good faith with a reasonable basis.

          (dd) To the Company's knowledge, no officer, director or nominee for director or 5% or greater securityholder of the Company has a direct or indirect affiliation or association with any member of the FINRA.

          (ee) The Company and each of the Initial Businesses maintains insurance covering their properties, operations, personnel and businesses as the Company and each of the Initial Businesses reasonably believe to be financially responsible in amounts they reasonably deem adequate.

          (ff)  None of the Company, the Subsidiaries or the Initial Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. None of the Company, the Subsidiaries or the Initial Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Subsidiaries or the Initial Businesses has violated any applicable anti-money laundering or anti-bribery or political contribution laws, except where such violation would not have a Material Adverse Effect.

        Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        2.    Representations and Warranties of the Manager.    The Manager represents and warrants to and agrees with each Underwriter that the representations and warranties of the Company contained in Section 1 solely with respect to the Manager, the Subsidiaries and the Initial Businesses are true and correct. The Management Services Agreement has been duly authorized, and when executed and delivered on the Closing Date, will constitute a valid and binding agreement of the Manager, and assuming due authorization and execution by the Company will be enforceable against the Manager.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of and in reliance upon the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $            per Offered Security, net of underwriting discounts and commissions of $            per Offered Security.

        Payment for the Firm Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Company and the Underwriters drawn to the order of the Company at 9:00 a.m. Eastern Daylight Savings Time, on                , 2007, or at such other time not later than ten full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Underwriters of the Firm Securities.

        In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per Optional Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto bears to the total number of Firm Securities and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

        Each time for the delivery of and payment for the Optional Securities, each of which is herein referred to as an "Additional Closing Date," shall not be earlier than the Closing Date nor earlier than the second business day after the date on which written notice of election to purchase Optional Securities is given nor later than the tenth business day after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Additional Closing Date. Payment for such Optional Securities shall be made by the Underwriters in federal (same day) funds wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, against delivery to the Underwriter of certificates representing all of the Optional Securities being purchased on such Additional Closing Date.

        Certificates for the Firm Securities and for any Optional Securities to be purchased hereunder shall be registered in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., Eastern Daylight Savings Time, not later than the second full business day preceding the

Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to the Underwriters in Baltimore, Maryland or such other location designated by the Representative, for inspection and packaging not later than 9:30 a.m., Eastern Daylight Savings Time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be.

        In addition, an advisory fee of 0.50% of the gross proceeds from the offer and sale of the Firm Securities (for a total fee of approximately $                        ) shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Closing Date, and an advisory fee of 0.50% of the gross proceeds from the offer and sale of the Optional Securities, if any (for a total fee of approximately $                        ), shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Additional Closing Date.

        4.    Offering by Underwriters.    It is understood and agreed that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.    Covenants.    The Company covenants with the several Underwriters that:

          (a)   The Company will advise the Representative promptly and will confirm such advice in writing (i) if and when the Registration Statement is no longer effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any supplement to the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes or the initiation of any proceeding under Section 8A of the Securities Act and (iv) within the period of time referred to in Section 5(d) below, of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act. If at any time the Commission or other securities official of any jurisdiction shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b)   The Company will furnish to the Representative, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to the Representative, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Representative may reasonably request.

          (c)   The Company will not file any Registration Statement pursuant to Rule 462(b) under the Securities Act or any amendment or supplement to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) the Representative shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) the Representative has not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

          (d)   As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or a dealer (the "Prospectus Delivery Period"), and for so long a period as the Representative may request for the distribution of the Offered Securities, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. If at any time prior to the later of (i) the completion of the distribution of the Offered Securities pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Offered Securities under Section 4(3) of the Securities Act and Rule 174 thereunder, any event shall occur that in the reasonable judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be disclosed in the Prospectus (as then amended or supplemented) or should be disclosed therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other Blue Sky Laws, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its reasonable efforts to cause to become effective, if applicable, as promptly as possible any appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

          (e)   The Company will cooperate with the Representative and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky Laws of such jurisdictions as the Representative may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Offered Securities; provided, however, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Offered Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Offered Securities in any jurisdiction is suspended, the Company shall so advise the Representative promptly in writing.

          (f)    The Company will make generally available to its securityholders a consolidated earnings statement (in form complying with the provisions of Rule 158 under the Securities Act), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, within 90 days after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (g)   During the Prospectus Delivery Period and for not less than one year after the date hereof, the Company will file and furnish all documents required to be filed or furnished with the Commission pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), in the manner and within the time periods required by the Exchange Act, including as permitted pursuant to Rule 12b-25 thereunder.

          (h)   During the period beginning on the date hereof and ending one year from the date hereof, the Company will furnish, only to the extent not otherwise available on EDGAR, to the Representative and, upon request, to each of the other Underwriters, as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to securityholders or filed with the Commission or the Nasdaq Global Market.

          (i)    The Company will apply the net proceeds from the sale of the Offered Securities to be sold hereunder in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (j)    If Rule 430A under the Securities Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act.

          (k)   The Company will pay: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Securities Act and all other expenses in connection with the preparation and filing of all copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, including any amendments and supplements to any of the foregoing documents; (ii) the preparation, printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state and foreign securities Laws or Blue Sky Laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the FINRA of the fairness of the terms of the sale of the Offered Securities and the reasonable fees and disbursements of the Underwriters' counsel relating thereto in an amount not to exceed $25,000; (v) the fees and expenses associated with, including the Offered Securities for quotation on the Nasdaq Global Market; (vi) the cost of preparing and delivering certificates for the Offered Securities; (vii) the costs and charges of any transfer agent or registrar or book-entry depository; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; (ix) the transportation, lodging and other expenses incurred by officers of the Company in preparing for and participating in the "roadshow" for the offering contemplated hereby and (x) the out-of-pocket expenses of the Representative, including reasonable legal expenses for an aggregate amount that shall not exceed $300,000, based on the terms and subject to the terms and conditions as set forth in the engagement letter dated January 16, 2007 and as amended on July 9, 2007.

          (l)    The Company will not, without the prior written consent of the Underwriters, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any common shares or securities convertible into or exchangeable or exercisable for common shares or warrants or other rights to purchase common shares or any other securities of the Company that are substantially similar to Common Shares, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Common Shares or securities convertible into or exercisable or exchangeable for common shares or other rights to purchase shares or any other securities of the Company that are substantially similar to common shares for a period of 180 days after the date hereof, without the prior written consent of the Representative, except for (i) the registration of the Offered Securities and the sales to the Underwriters pursuant to this Agreement and (ii) the grant and exercise of options pursuant to the stock option plan of the Company referred to in the Preliminary Prospectus and the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the Lock-up Agreements described in Paragraph (i) of Section 6 with prior notice of any such announcement that gives rise to an extension of the restricted period.

          (m)  From the date hereof through the last Additional Closing Date, the Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, and the Prospectus (including all amendments and supplements thereto), in each case as soon as available and in such quantities as are reasonably requested.

          (n)   The Company will use its best efforts to maintain the quotation of the Offered Securities on the Nasdaq Global Market for one year following the date of this Agreement.

        6.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date and any Additional Closing Date will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Manager herein (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or under Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission. The Prospectus shall have been filed with the Commission in accordance with the Securities Act.

          (b)   There shall not have occurred any material adverse change in the condition, financial or otherwise, or in the net worth, earnings, cash flows or business or operations of the Company, the Subsidiaries and the Initial Businesses, taken as a whole, from that set forth in the Preliminary Prospectus and the Prospectus that, in the Representative's judgment, is material and adverse and that makes it, in the Representative's judgment, impracticable to market the Offered Securities as contemplated hereby.

          (c)   The Representative shall have received on and as of each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company (a) confirming that such officers have reviewed the Preliminary Prospectus and the Prospectus and, to such officer's knowledge, the representations and warranties of the Company set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), (b) confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such Closing Date or Additional Closing Date and (c) to the effect set forth in paragraphs (a) and (b) above.

          (d)   The Representative shall have received on and as of each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the Managing Member of the Manager (a) confirming that such officer has reviewed the Preliminary Prospectus and the Prospectus and, to such officer's knowledge, the representations and warranties of the Manager set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), (b) confirming that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such Closing Date.

          (e)   On the date of this Agreement and on each of the Closing Date and the Additional Closing Date, as the case may be, the Representative shall have received a letter from Ernst & Young LLP, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Prospectus relating to the respective entities named therein; provided, however, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off date" no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

          (f)    The Underwriters shall have received, at the request of the Company, opinions of (i) McDermott Will & Emery LLP, special transaction counsel to the Company, dated as of the Closing Date and any Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form as set forth in Exhibit B hereof, (ii)                                                               , special transaction counsel to the Initial Businesses, dated as of the Closing Date and any Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form as set forth in Exhibit C hereof, and (iii) Richards, Layton & Finger, P.A., special Delaware counsel to the Company, dated as of the Closing Date and any Additional Closing Date, as the case may be, addressed to the Underwriters, in the form as set forth herein as Exhibit D. McDermott Will & Emery LLP shall be entitled to rely upon the opinions of                                         and Richards, Layton & Finger, P.A. in rendering its opinion contemplated by this paragraph.

          (g)   The Underwriters shall have received from Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date and any Additional Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h)   The Offered Securities to be delivered on the Closing Date and any Additional Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq Global Market.

          (i)    The Company shall have obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto.

          (j)    On or prior to each of the Closing Date and any Additional Closing Date, the Company shall have furnished or caused to have been furnished to the Representative such further certificates and documents as the Representative shall have reasonably requested.

          (k)   FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l)    The Company shall be prepared to consummate the transactions contemplated by Purchase Agreement upon the Closing Date and all conditions to the obligations of the parties to the Purchase Agreement to close the transactions contemplated by the Purchase Agreement shall have been satisfied, subject only to the Closing hereof and the payment of the purchase price for the Initial Businesses.

          The several obligations of the Underwriters to purchase Optional Securities hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 6, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 6 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (f) and (g) shall be revised to reflect the sale of Optional Securities.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representative without liability or obligation to the Company, by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but the Representative shall be entitled to waive any of such conditions.

        7.    Indemnification.

          (a)   The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or other such persons indemnified under this Section 7(a) may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions, investigations or proceedings in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, as of the Applicable time, when considered together with the Pricing Information, or the Prospectus, as of its date (and as of the date of any amendment or supplement thereto, as of the date of such amendment or supplement), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such other person indemnified under this Section 7(a) for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such other person indemnified under this Section 7(a) in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, investigation or proceeding; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information set forth in Section 7(b) below furnished to the Company by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus, when considered together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the prior written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions, investigations or proceedings in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date, and as to any amendment thereto, as of its effective date, the Preliminary Prospectus, as of the Applicable Time, when considered together with the Pricing Information, or the Prospectus, as of its date (or any amendment or supplement thereto, as of its date), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense, action, investigation or proceeding. The Company hereby acknowledges and agrees that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the concession and reallowance figures and the information under the subheadings "Commissions and Expenses;" "Stabilization;" and "Passive Market Making," under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, investigation or proceeding such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action, claim, investigation or proceeding on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action, claim, investigation or proceeding and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action, claim, investigation or proceeding) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, claim, investigation or proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)   The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        8.    Contribution.

          (a)   If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b)   The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating, defending and settling any action, claim, investigation or proceeding. The provisions set forth in Section 7(d) with respect to notice of commencement of any action, claim, investigation or proceeding shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(d) for purposes of indemnification.

          (c)   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, no Underwriter shall be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter as set forth in the Prospectus under the caption "Underwriting," and no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 8, each partner, member, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        9.    Defaulting Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Sections 7 and 8 hereof shall not terminate and shall remain in effect.

        10.    Termination of this Agreement.    On or prior to the Closing Date, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in any securities issued by the Company shall have been suspended or limited by the Commission, the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange or other market, or trading generally on either the Nasdaq Global Market, the New York Stock Exchange, the American Stock Exchange, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or any other Governmental Authority; (ii) a general banking moratorium shall have been declared by any federal or New York authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, any attack on or act of terrorism involving, or any change in, the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Subsidiaries and the Initial Businesses, taken as a whole; or (v) there shall have occurred any major disruption of settlements of securities or clearance services in the United States.

        11.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof, if any, and the respective obligations of the Company and the Underwriters pursuant to Sections 7 and 8 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 1 and 2 and all obligations under Section 5 shall also remain in effect. The provisions of Sections 12 through 15 shall also survive termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters c/o Ferris, Baker Watts,

Incorporated, 100 Light Street, Baltimore, Maryland 21202, Attention: Cliff Booth (Fax: (410) 659-4632), with a copy to Stephen C. Mahon, Esq., Squire, Sanders & Dempsey L.L.P., 312 Walnut Street, Suite 3500, Cincinnati, Ohio 45202 (Fax: (513) 361-1201). Notices to the Company shall be given to it at One Sound Shore Drive, Suite 302, Greenwhich, Connecticut 06830 (Fax: (203) 622-0151); Attention: Andrew M. Bursky, Chief Executive Officer, with a copy to Christopher M. Zochowski, Esq., McDermott Will & Emery LLP, 600 Thirteenth Street, Washington, D.C. 20005 (Fax: (202) 756-8087).

        13.    Successors; No Third Party Beneficiaries.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and the persons indemnified in Section 7. Nothing in this Agreement is intended or shall be construed to give, or shall give, any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

        14.    Representative of Underwriters.    Any action under this Agreement may be taken by Ferris, Baker Watts, Incorporated, as the duly authorized Representative of the several underwriters, and any such action taken by Ferris, Baker Watts, Incorporated as Representative will be binding upon all the Underwriters.

        15.    Miscellaneous.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          (b)   This Agreement may be signed in various identical counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

          (c)   This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto. A counterpart executed and sent by facsimile transmission shall have the same force and effect as a manually signed original.

          (d)   The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          (e)   As used herein, the singular shall include the plural and vice versa, and a reference to any gender shall include all genders. The terms "include" and "including" and similar terms shall mean without limitation by reason of enumeration or otherwise.

          (f)    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          (g)   The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

        [Remainder of page intentionally blank]

        If the foregoing is in accordance with our agreement, please sign and return to the Company one of the counterparts hereof; whereupon, it will become a binding agreement among the Company, the Manager and the Underwriters in accordance with its terms.

Very truly yours,
ATLAS INDUSTRIES HOLDINGS LLC
By:
Name: Andrew M. Bursky
Title: Chief Executive Officer
ATLAS INDUSTRIES MANAGEMENT LLC, as the Manager
By:
Name: Andrew M. Bursky
Title: Managing Member

        [Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by Ferris, Baker Watts, Incorporated, individually and as Representative, by its undersigned officer thereunto duly authorized.
FERRIS, BAKER WATTS, INCORPORATED, As Representative of the Various Underwriters listed on Schedule I hereto

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities
Ferris, Baker Watts, Incorporated
JMP Securities LLC
Oppenheimer & Co.
J.J.B. Hilliard, W.L. Lyons, Inc.
SMH Capital Inc.

Total	13,333,333

SCHEDULE II

INITIAL BUSINESSES OF THE COMPANY

Metal Resources LLC

Forest Resources LLC

CanAmPac ULC

Capital Equipment Resources LLC

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Ferris, Baker Watts, Incorporated,
As Representative of the Several Underwriters
100 Light Street
Baltimore, MD 21202

    Re: Atlas Industries Holdings LLC (the "Company") and Atlas Industries Management LLC (the "Manager")

Ladies and Gentlemen:

        This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Manager and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of common shares of the Company (the "Common Shares").

        In consideration of the Underwriters entering into the Underwriting Agreement, and other good and valuable consideration, the receipt of which is acknowledged, the undersigned, intending to be legally bound, agrees that for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Ferris, Baker Watts, Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge (other than as required pursuant to the applicable purchase agreements pursuant to which the Company has acquired its initial businesses in connection with the Offering), grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company or any securities convertible into or exercisable or exchangeable, for Common Shares or warrants or other rights to purchase Common Shares, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) transfers to any immediate family member or affiliate, defined in Commission Rule 405 of the Securities Act of 1933, as amended, (the "Securities Act"), provided that such immediate family member or affiliate provides a signed copy of this Lock-Up Agreement prior to such transfer to counsel for this Underwriter, Stephen C. Mahon, Esq., Squire, Sanders & Dempsey L.L.P., 312 Walnut Street, Suite 3500, Cincinnati, Ohio 45202 (Fax: (513) 361-1201), or (d) Common Shares purchased by the undersigned in the secondary market following the Offering.

        If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the 180-day restricted period, or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Ferris, Baker Watts, Incorporated waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the 180-day restricted period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

        In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares that has not been registered under the Securities Act or where any holder would be an "underwriter" under Section 2(11) of the Securities Act in connection with the filing of a registration statement. The undersigned further agrees that, for a period of 180 days after the date of the Underwriting Agreement relating to the Offering, the undersigned will not, without the prior written consent of Ferris, Baker Watts, Incorporated, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares.

        If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Common Shares described herein, are hereby authorized and directed to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

        This Lock-Up Agreement may be signed by manual or facsimile signature and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

        The undersigned has full capacity as an individual, or full power and authority as an entity, to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

[Remainder of page intentionally blank.]

        IN WITNESS WHEREOF, undersigned have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

Yours very truly,
By:
Name:
Title:

Accepted and agreed,
FERRIS, BAKER WATTS, INCORPORATED

By:
Name:
Title:

EXHIBIT A-1

LIST OF PERSONS AND ENTITES DELIVERING
LOCK-UP AGREEMENTS

QuickLinks

SCHEDULE I
SCHEDULE II INITIAL BUSINESSES OF THE COMPANY
EXHIBIT A FORM OF LOCK-UP AGREEMENT
EXHIBIT A-1 LIST OF PERSONS AND ENTITES DELIVERING LOCK-UP AGREEMENTS